UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2009

Fresca Worldwide Trading Corporation

 (Exact name of registrant as specified in its charter)

Nevada	333-145882	42-1689315
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6465 N. Quail Hollow Rd., Suite 200, Memphis, TN 38128-1414

(Address of Principal Executive Office) (Zip Code)

901-271-3779

 (Registrant’s telephone number, including area code)

360 Main Street P.O. Box 518 Washington, VA 22747

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate," "believe,"

"estimate," "plan," "intend" and "expect" and similar expressions as they relate to Fresca Worldwide Trading Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, unexpected changes in market conditions, volatility in the commodities markets, and the ability to successfully reach agreement on acquisition terms. Except as required by the Federal Securities laws, the Company does not undertake any obligation to release publicly, any revisions to any forward-looking statements.

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On January 29, 2009 Fresca Worldwide Trading Corporation (the “Company”) entered into a material definitive agreement with MB Consulting Services, LLC (“MB Consulting”) and Belmont Partners, LLC through which MB Consulting acquired approximately fifty and one one-thousandth percent (50.001%) of the capital stock of the Company for three hundred and seventy five thousand dollars ($375,000.00). Pursuant to that agreement the Company has agreed to pursue the acquisition of certain material oil and gas related assets. The Company expects to make a definitive announcement about such acquisition(s) within the next 15 to 20 days.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 29, 2009 E. Robert Gates was appointed to the board of directors as Director, and as President and Secretary of the Company.   As well, Joseph Meuse resigned from his position as an Officer of the Company on January 29, 2009. Within the next few days, the Company will file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders of record an information statement prepared in accordance with SEC rule 14f-1, containing information about Mr. Gates. Ten days after the information statement is mailed to the shareholders of record, Mr. Gates will take office on the Board. Mr. Gates’ appointment as an officer was effective immediately.

Set forth below is certain biographical information regarding the New Director and Officer:

E. Robert Gates:  Director, President and Secretary of the Company.

Dr. Gates has over forty years of experience as a business consultant and executive, successfully leading several companies from concept stage to multimillion-dollar revenue-driving entities.

His background includes experience as manager for several start-ups; acquisitions and sales of companies as well as advertising media contracts. He has been a proven partnership builder and can conceptualize and implement high-level business strategies; act as a skilled negotiator with a keen sense of bargaining strategy; pair business opportunities and investors; lead the acquisition process; and boost sales and profitability utilizing aggressive marketing tactics.

Dr. Gates was listed as one of the “Outstanding Young Men in America”. He is a 32nd degree Mason, with a membership in The Scottish Rite Bodies. In addition to being a Shriner, he has served on the United States Postal Service, Memphis District Customer Advisory Board. He holds a Bachelor of Science degree in Business Administration, a Masters of Business Administration and a Ph.D. in Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fresca Worldwide Trading Corporation

Date: January 29, 2009	By:	/s/ E. Robert Gates
President and Secretary

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